As filed with the Securities and Exchange Commission on August 7, 1998.

                                      Registration Statement No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                               ETHYL CORPORATION
             (Exact name of Registrant as specified in its Charter)

         Virginia                                                           54-0118820
(State or other jurisdiction of                                 (I.R.S. Employer Identification Number)
incorporation or organization)

                            330 South Fourth Street
                            Richmond, Virginia 23219
          (Address of principal executive office, including zip code)

                         SAVINGS PLAN FOR THE EMPLOYEES
                              OF ETHYL CORPORATION
                            (Full title of the Plan)
                              --------------------

                               Bruce C. Gottwald
               Chairman of the Board and Chief Executive Officer
                                J. Robert Mooney
                            Chief Financial Officer
                               Ethyl Corporation
                            330 South Fourth Street
                            Richmond, Virginia 23219
                                 (804) 788-5000
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                With copies to:

Allen C. Goolsby, Esq.                                      M. Rudolph West, Esq.
 Hunton & Williams                                           Ethyl Corporation
951 East Byrd Street                                      330 South Fourth Street
Richmond, Virginia 23219-4074                                 Richmond, Virginia 23219
   (804) 788-8200                                             (804) 788-5000
                              --------------------

                        CALCULATION OF REGISTRATION FEE
============================------------------------------------------------------------------------------------
                                                   Proposed maximum     Proposed maximum
    Title of securities         Amount to be        offering price         aggregate            Amount of
     to be registered            registered          per share(*)      offering price(*)     registration fee
================================================================================================================
Common Stock, $1.00 par
value per share               4,000,000 shares          $5.03125          $20,125,000           $5,936.88
================================================================================================================


(*) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $5.03125 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 7, 1998, as reported in the Wall Street Journal.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").


Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Ethyl Corporation (the "Company") with the Commission (file No. 1-5112) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; (iii) the Company's Form 10, dated July 28, 1965, containing a description of the Company's Common Stock (the "Common Stock"); and (iv) the Annual Report on Form 11-K for the fiscal year ended December 31, 1997, of the Savings Plan For The Employees of Ethyl Corporation (the "Plan").

         All annual reports of the Plan filed by the Plan pursuant to Section 13
(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         The Virginia Stock Corporation Act permits, and the Company's Articles of Incorporation (the "Articles") require, indemnification of the Company's directors and officers in a variety of circumstances which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation is generally authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Articles require indemnification of any person with respect to certain liabilities incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to the Company as a director or officer, or (ii) his service as director, officer, trustee or partner to some other enterprise at the request of the Company, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors and officers that may cover liabilities under the Securities Act. As permitted by the Virginia Stock Corporation Act, the Company's Articles provide that in any proceeding brought by a shareholder of the Company in the right of the Company or brought by or on behalf of shareholders of the Company, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of such Articles, except for liability resulting from such person having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the Company or brought by or on behalf of stockholders of the Company, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

Exhibit No.

4.1 Articles of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 of the Company's Report on Form 10-Q for the period ended September 30, 1996 (No. 1-5112)).

4.2 Amended By-laws of the Company (incorporated herein by reference from Exhibit 3.2 to the Company's Report on Form 10-K for the period ended December 31, 1995 (No. 1-5112)).

4.3      Savings Plan For The Employees of Ethyl Corporation.

4.4      Amendment No. 1 to the Savings Plan For The Employees of Ethyl
         Corporation.

4.5 Savings Plan For The Employees of Ethyl Corporation Trust Agreement between the Company and Merrill Lynch Trust Company of America.

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2     Consent of PricewaterhouseCoopers LLP.

24       Power of Attorney (included on signature page).

         The Company undertakes that it has submitted the Plan, and will submit any amendments thereto, to the Internal Revenue Service (the "IRS") in a timely manner and will, to the extent the Company believes it necessary or appropriate, make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code.


Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act,  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 23rd day of July, 1998.

                                 ETHYL CORPORATION

                                 By:  /s/Bruce C. Gottwald
                                      --------------------
                                          Bruce C. Gottwald
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 23rd day of July, 1998. Each person whose signature appears below hereby authorizes either agent for service named in the registration statement to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the Registrant deems appropriate, and appoints such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

         Signature and Title                                          Signature and Title


By:  /s/Bruce C. Gottwald                                      By:   /s/Wayne C. Drinkwater
     --------------------                                            -------------------------------
       Bruce C. Gottwald                                                Wayne C. Drinkwater
       Chairman of the Board of Directors and                           Controller
       Chief Executive Officer

By:   /s/William W. Berry                                      By:  /s/Gilbert M. Grosvenor
     ________________________________                               _________________________________
       William W. Berry                                                Gilbert M. Grosvenor
       Director                                                        Director



By:  /s/Phyllis L. Cothran                                     By: /s/Sidney Buford Scott
     ________________________________                              __________________________________
       Phyllis L. Cothran                                             Sidney Buford Scott
       Director                                                       Director

By:  /s/Thomas E. Gottwald                                     By: /s/Charles B. Walker
     --------------------------------                              ----------------------------------
       Thomas E. Gottwald                                             Charles B. Walker
       Director, President and Chief                                  Director
       Operating Officer

                                                               By: /s/J. Robert Mooney
                                                                   ---------------------------------
                                                                      J. Robert Mooney
                                                                      Chief Financial Officer



         The Plan. Pursuant to the requirements of the Securities Act, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 23rd day of July, 1998.

                                  SAVINGS PLAN FOR THE EMPLOYEES
                                  OF ETHYL CORPORATION


                                  By:  /s/J. Robert Mooney
                                       ______________________________________
                                       J. Robert Mooney
                                       Chairman of the Employee Savings
                                       Plan Committee

                                 EXHIBIT INDEX



             Exhibit No.                                  Description


                 4.1                     Amended and Restated Articles of
                                         Incorporation of the Company (incorporated
                                         herein by reference from Exhibit 3.1 of the
                                         Company's Report on Form 10-Q for the period
                                         ended September 30, 1996 (No. 1-5112)).

                 4.2                     Bylaws of the Company (incorporated herein
                                         by reference from Exhibit 3.2 to the
                                         Company's Report on Form 10-K for the period
                                         ended December 31, 1995 (No. 1-5112)).

                 4.3                     Savings Plan For The Employees of Ethyl
                                         Corporation.

                 4.4                     Amendment No. 1 to the Savings Plan For
                                         The Employees of Ethyl Corporation.

                 4.5                     Savings Plan For The Employees of Ethyl
                                         Corporation Trust Agreement between the
                                         Company and Merrill Lynch Trust Company of
                                         America.

                   5                     Opinion of Hunton & Williams  as to the
                                         legality   of  the   securities   being
                                         registered.

                23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

                23.2                     Consent of PricewaterhouseCoopers LLP.

                 24                      Power   of   Attorney    (included   on
                                         signature page).
